UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant’s telephone number including area code	IRS Employer Identification Number
333-172764-01	BWAY Intermediate Company, Inc. (Delaware)	27-2594571

8607 Roberts Drive, Suite 250

Atlanta, Georgia

(Address of principal executive offices)

30350-2237

(Zip Code)

770-645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 31, 2014, BWAY Intermediate Company, Inc. (the “Company”) announced that BWAY Holding Company intends to offer $770 million aggregate principal amount of senior notes due 2021 (the “Notes”). The proceeds from the offering of the Notes, together with proceeds from a new term loan credit facility to be entered into by BWAY Holding Company, will be used to redeem and refinance certain outstanding indebtedness of the Company and the Company’s indirect parent companies, to pay a special dividend to the stockholders of the Company’s ultimate parent company and to pay fees and expenses related to the refinancing transactions.

A copy of the press release announcing the launch of the Notes offering and the refinancing transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

99.1	BWAY Intermediate Company, Inc. Press Release dated July 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2014

BWAY Intermediate Company, Inc.

By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice-President and
Chief Financial Officer